UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2008

ThermoEnergy Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

124 West Capitol Avenue, Suite 880, Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On September 10, 2008, David Gelbaum, the Trustee of The Quercus Trust (“Quercus”), and Shawn R. Hughes, our President and Chief Operating Officer, were elected to our Board of Directors. The new directors were elected by our incumbent Board of Directors to fill vacancies created by an enlargement in the number of directors constituting our Board.

Mr. Gelbaum was elected to the class of directors whose term expires at our 2010 Annual Meeting. We anticipate that Mr. Gelbaum will serve as a member of the Compensation Committee of our Board of Directors. Since 2002, Mr. Gelbaum has been a private investor. From 1989 until 2002, he performed quantitative modeling for stock price returns and derivative securities for TGS Management and, from 1972 until 1989, he worked at Oakley & Sutton in a similar capacity. Mr. Gelbaum is also a member of the Board of Directors of WorldWater and Solar Technologies Corporation. Mr. Gelbaum is 59 years old.

Pursuant to our 2008 Incentive Stock Plan, Mr. Gelbaum, as a non-employee director, received upon his election a non-qualified option to purchase 30,000 shares of our Common Stock at an exercise price of $0.78 per share (the closing price of our Common Stock on September 9, 2008 on the Over-the-Counter Bulletin Board). The option vests and becomes exercisable on the date of our 2009 Annual Meeting (assuming Mr. Gelbaum continues to serve as a director through such date).

On December 18, 2007, we entered into a Securities Purchase Agreement (the “Agreement”) with Quercus. Pursuant to the Agreement, we issued and sold to Quercus, for an aggregate purchase price of $5,000,000, 6,666,667 shares of our Common Stock and a Warrant for the purchase of 10,000,000 shares of Common Stock (the “Warrant”).

We reported the execution of the Agreement and the issuance of our securities to Quercus pursuant to the Agreement in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 19, 2007 (the “December 19, 2007 8-K”). The material terms of the Agreement and of the Warrant were described in Item 1.01 of the December 19, 2007 8-K, and the Agreement and the form of the Warrant were filed with the December 19, 2007 8-K as Exhibits 10.1 and 4.1, respectively. The descriptions of the material terms of the Agreement and of the Warrant set forth in Item 1.01 of the December 19, 2007 8-K are hereby incorporated in this Current Report by reference thereto.

Mr. Hughes was elected to the class of directors whose term expires at our 2009 Annual Meeting. Since January 1, 2008, Mr. Hughes has served as our President and Chief Operating Officer. From June 15, 2007 through December 31, 2007, he was employed by us to assist the Chief Executive Officer in administering corporate affairs and overseeing all of our business operating functions. Previously, Mr. Hughes served as President and Chief Operating Officer of Mortgage Contract Services (from November 2006 to May 2007) and as Chief Executive Officer of Fortress Technologies (from 2001 to October 2006). Mr. Hughes is 48 years old.

On June 15, 2007, we entered into an Employment Agreement (the “Employment Agreement”) with Mr. Hughes. The material terms of the Employment Agreement are described in Item 1.01 of our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 7, 2008 (the “January 7, 2008 8-K”), and the Employment Agreement was filed with the January 7, 2008 8-K as Exhibit 10.1. The description of the material terms of the Employment Agreement set forth in Item 1.01 of the January 7, 2008 8-K is hereby incorporated in this Current Report by reference thereto.

Mr. Hughes will receive no additional compensation for his service as a member of the Board of Directors.

Item 8.01.  Other Events

On September 10, 2008, we appointed Joseph P. Bartlett to our Advisory Board. Mr. Bartlett is a Los Angeles based attorney specializing in financing, mergers, acquisitions and compliance with public and private securities laws. He serves as counsel to Quercus.

On September 12, 2008, we issued a press release announcing the election of Messrs. Gelbaum and Hughes to our Board of Directors and the appointment of Mr. Bartlett to our Advisory Board. The press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
Exhibit Number	Description of Exhibit
99.1	Press Release, dated September 12, 2008, entitled “Noted Environmental Investor Joins ThermoEnergy Board”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOENERGY CORPORATION
(Registrant)
Date: September 12, 2008	By:	/s/Andrew T. Melton
Name: Andrew T. Melton
Title: Executive Vice President and Chief Financial Officer